EXHIBIT 8.1

                  [Letterhead of Stevens & Lee]


                        __________, 1998



Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Boulevard
Wyomissing, PA  19610

Board of Directors
Carnegie Bancorp
125 South Broadway
Pennsville, NJ  08070

Re:  Merger of Carnegie Bancorp with and into Sovereign Bancorp,
     Inc.; Merger of Carnegie Bank, N.A., with and into Sovereign
     Bank

Lady and Gentlemen:

     You have requested our opinion in connection with the transaction contemplated by the Agreement and Plan of Merger (the "Holding Company Merger Agreement"), dated as of December 12, 1997, between Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), and Carnegie Bancorp, a New Jersey corporation ("Carnegie"), pursuant to which Carnegie will be merged with and into Sovereign, which will be the surviving corporation. At the Effective Date of such merger (the "Merger"), each share of Carnegie Common Stock issued and outstanding immediately prior to such date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of Sovereign Common Stock as is provided in Section 1.02(e) of the Holding Company Merger Agreement. No fractional shares of Sovereign Common Stock will be issued. In lieu thereof, shareholders of Carnegie will receive cash in an amount determined pursuant to Section 1.02(e) of the Holding Company Merger Agreement. Carnegie shareholders will not be entitled to exercise dissenters' rights in connection with the Merger. All shares of Carnegie Common Stock held as treasury shares by Carnegie or held by a Carnegie Subsidiary, Sovereign, or a Sovereign Subsidiary on the Effective Date of the Merger will be cancelled, and no shares of Sovereign Common Stock or other property will be delivered in exchange therefor. Attached to and trading with each share of Sovereign Common Stock are certain "poison pill" rights (the "Rights") issued pursuant to the Sovereign Rights Agreement.

     You have also requested our opinion in connection with the transaction contemplated by the Bank Plan of Merger, dated as of December 12, 1997, between Sovereign Bank, a federal savings bank, and Carnegie Bank, N.A., a national banking association ("Carnegie Bank"), pursuant to which Carnegie Bank will, concurrently with or as soon as practicable after the closing of the Merger of Carnegie with and into Sovereign, be merged with and into Sovereign Bank, which will be the surviving institution. At the effective date of such merger (the "Bank Merger"), all of the issued and outstanding shares of Carnegie Bank Common Stock and all shares of Carnegie Bank Common Stock held as treasury shares will be cancelled, and no shares of Sovereign Bank Common Stock will be delivered in exchange therefor.

     This opinion is being furnished pursuant to Section 5.01(j) and 5.02(j) of the Holding Company Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Holding Company Merger Agreement and its exhibits.

     In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Holding Company Merger Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of Carnegie and Sovereign, including certain written representations of the managements of Carnegie and Sovereign annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.

     In preparing our opinion, we have considered applicable provisions of the IRC, Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The transfer by Carnegie of all of its assets to Sovereign in exchange for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of all of Carnegie's liabilities will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     2. Carnegie and Sovereign will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither Carnegie nor Sovereign will recognize any gain or loss upon the transfer of Carnegie's assets to Sovereign in exchange solely for Sovereign Common Stock (including fractional share interests) and the assumption by Sovereign of the liabilities of Carnegie.

     4. The basis of Carnegie's assets in the hands of Sovereign will be the same as the basis of such assets in the hands of Carnegie immediately prior to the Merger.

     5. The holding period of the assets of Carnegie to be received by Sovereign will include the period during which the assets were held by Carnegie.

     6. No gain or loss will be recognized by the shareholders of Carnegie on the receipt of Sovereign Common Stock (including fractional share interests) solely in exchange for their shares of Carnegie Common Stock.

     7. The basis of the Sovereign Common Stock (including fractional share interests) to be received by the Carnegie shareholders in the Merger will be the same as the basis of the Carnegie Common Stock surrendered in exchange therefor.

     8. The holding period of the Sovereign Common Stock (including fractional share interests) to be received by the Carnegie shareholders in the Merger will include the period during which the Carnegie shareholders held their Carnegie Common Stock, provided the shares of Carnegie Common Stock are held as a capital asset on the Effective Date.

     9. The payment of cash in lieu of fractional share interests of Sovereign Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by Sovereign. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a).

     10.  The Rights transferred with the shares of Sovereign
Common Stock will not constitute "other property" within the meaning of IRC Section 356(a)(1)(B).

     11. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Carnegie as of the Effective Date. Any deficit in the earnings and profits of Sovereign or Carnegie will be used only to offset the earnings and profits accumulated after the Merger.

     12. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign will succeed to and take into account the items of Carnegie described in IRC Section 381(c). Such items will be taken into account by Sovereign subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     13. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     14. Carnegie Bank and Sovereign Bank will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     15. Neither Carnegie Bank nor Sovereign Bank will recognize any gain or loss upon the transfer of Carnegie Bank's assets to Sovereign Bank in constructive exchange solely for Sovereign Bank
Common Stock and the assumption by Sovereign Bank of the liabilities of Carnegie Bank.

     16. The basis of Carnegie Bank's assets in the hands of Sovereign Bank will be the same as the basis of such assets in the hands of Carnegie Bank immediately prior to the Bank Merger.

     17. The holding period of Carnegie Bank's assets in the hands of Sovereign Bank will include the period during which such assets were held by Carnegie Bank.

     18. No gain or loss will be recognized by Sovereign, as the shareholder of Carnegie Bank, upon the constructive receipt of shares of Sovereign Bank Common Stock in exchange for the Carnegie Bank Common Stock surrendered in exchange therefor in the Bank Merger.

     19. The basis of the Sovereign Bank Common Stock to be held by Sovereign after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the Carnegie Bank Common Stock surrendered in the constructive exchange.

     20. As provided in IRC Section 381(c)(2) and related Treasury regulations, Sovereign Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Carnegie Bank as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Sovereign Bank or Carnegie Bank will be used only to offset the earnings and profits accumulated after the Bank Merger.

     21. Pursuant to IRC Section 381(a) and related Treasury regulations, Sovereign Bank will succeed to and take into account the items of Carnegie Bank described in IRC Section 381(c). Such items will be taken into account by Sovereign Bank subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of Carnegie shareholders may not be applicable to persons who received their Carnegie Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the mergers and related transactions to any party under federal, state, local or foreign laws.

                              Very truly yours,

                              STEVENS & LEE

                        CARNEGIE BANCORP
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of Carnegie Bancorp, a New Jersey corporation ("Carnegie"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of Carnegie with and into Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), pursuant to the Agreement and Plan of Merger, dated as of December 12, 1997, between Sovereign and Carnegie, and (ii) the subsequent merger (the "Bank Merger") of Carnegie Bank, N.A., a national banking association ("Carnegie Bank"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of December 12, 1997, between Sovereign Bank and Carnegie Bank, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Carnegie and Carnegie Bank, to the best knowledge and belief of the management of Carnegie and Carnegie Bank, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each Carnegie shareholder will be approximately equal to the fair market value of the Carnegie common stock exchanged therefor.

     2. There is no plan or intention on the part of the Carnegie shareholders to sell, exchange, or otherwise dispose of a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Carnegie common stock as of the same date. For purposes of this representation, shares of Carnegie common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will be treated as outstanding Carnegie common stock on the effective date of such Merger. Moreover, shares of Carnegie common stock and shares of Sovereign common stock held by Carnegie shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. The liabilities of Carnegie assumed by Sovereign and the liabilities to which the transferred assets of Carnegie are subject were incurred by Carnegie in the ordinary course of its business.

     4. Sovereign, Carnegie, and the shareholders of Carnegie will pay their respective expenses, if any, incurred in connection with the Merger.

     5. There is no intercorporate indebtedness existing between Carnegie and Sovereign that was issued, acquired, or will be settled at a discount.

     6. No two parties to the Merger are "investment companies" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal
Revenue Code of 1986, as amended (the "IRC").

     7. Carnegie is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     8. The fair market value of the assets of Carnegie transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     9. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Carnegie shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Carnegie in exchange for their shares of Carnegie common stock. The fractional share interests of each Carnegie shareholder of record will be aggregated, and no Carnegie shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

     10. None of the compensation received by any shareholder-employees of Carnegie will be part of the consideration for Carnegie common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Carnegie is separate consideration for any compensation owed to such shareholder-employee.

     11.  The liabilities of Carnegie Bank assumed by Sovereign
Bank and the liabilities to which the transferred assets of Carnegie Bank are subject were incurred by Carnegie Bank in the ordinary course of its business.

     12. There is no intercorporate indebtedness existing between Sovereign Bank and Carnegie Bank that was issued, acquired, or will be settled at a discount.

     13. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     14. Carnegie Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     15. The fair market value of the assets of Carnegie Bank transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     16. The total adjusted basis of the assets of Carnegie Bank transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Carnegie and Carnegie Bank, signed this certificate as of the _____ day of ______________, 1998.

                              CARNEGIE BANCORP

                              By: ______________________________

                              Name: ____________________________

                              Title: ___________________________

                     SOVEREIGN BANCORP, INC.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of Sovereign Bancorp, Inc., a Pennsylvania corporation ("Sovereign"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of (i) the proposed merger (the "Merger") of Carnegie Bancorp, a New Jersey corporation ("Carnegie"), with and into Sovereign pursuant to the Agreement and Plan of Merger, dated as of December 12, 1997, between Sovereign and Carnegie, and (ii) the subsequent merger (the "Bank Merger") of Carnegie Bank, N.A., a national banking association ("Carnegie Bank"), with and into Sovereign Bank, a federal savings bank, pursuant to the Bank Plan of Merger, dated as of December 12, 1997, between Sovereign Bank and Carnegie Bank, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Sovereign and Sovereign Bank, to the best knowledge and belief of the management of Sovereign and Sovereign Bank, at all times up to and including the respective effective dates of the mergers, that:

     1. The fair market value of the Sovereign common stock to be received by each Carnegie shareholder will be approximately equal to the fair market value of the Carnegie common stock exchanged therefor.

     2. There is no plan or intention on the part of the Carnegie shareholders to sell, exchange, or otherwise dispose of a number of shares of Sovereign common stock to be received in the Merger that would reduce such shareholders' ownership of Sovereign common stock to a number of shares having a value, as of the effective date of such Merger, of less than 50% of the value of all of the formerly outstanding Carnegie common stock as of the same date. For purposes of this representation, shares of Carnegie common stock exchanged for cash in lieu of fractional shares of Sovereign common stock will be treated as outstanding Carnegie common stock on the effective date of such Merger. Moreover, shares of Carnegie common stock and shares of Sovereign common stock held by Carnegie shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to such Merger will be considered in making this representation.

     3. Sovereign has no plan or intention to reacquire any of its common stock issued in the Merger.

     4. Sovereign has no plan or intention to sell or otherwise dispose of any of the assets of Carnegie acquired in the Merger, except for dispositions made in the ordinary course of business, transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "IRC"), and the transfer contemplated by the Bank Merger.

     5. The liabilities of Carnegie assumed by Sovereign and the liabilities to which the transferred assets of Carnegie are subject were incurred by Carnegie in the ordinary course of its business.

     6. Following the Merger, Sovereign will continue the historic business of Carnegie or use a significant portion of Carnegie's historic business assets in a business.

     7. Sovereign, Carnegie, and the shareholders of Carnegie will pay their respective expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between Carnegie and Sovereign that was issued, acquired, or will be settled at a discount.

     9. No two parties to the Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     10. Carnegie is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     11. The fair market value of the assets of Carnegie transferred to Sovereign will equal or exceed the sum of the liabilities assumed by Sovereign plus the amount of the liabilities, if any, to which the transferred assets are subject.

     12. The payment of cash in lieu of fractional shares of Sovereign common stock is solely for the purpose of avoiding the expense and inconvenience to Sovereign of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Carnegie shareholders of record instead of issuing fractional shares of Sovereign common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Carnegie in exchange for their shares of Carnegie common stock. The fractional share interests of each Carnegie shareholder of record will be aggregated, and no Carnegie shareholder will receive cash in an amount equal to or greater than the value of one full share of Sovereign common stock.

     13. None of the compensation received by any shareholder-employees of Carnegie will be part of the consideration for Carnegie common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Carnegie is separate consideration for any compensation owed to such shareholder-employee.

     14.  At the time Sovereign executed the Sovereign Rights
Agreement, and as of the date of this Certificate, the likelihood of the Sovereign Stock Purchase Rights being exercised was, and is, both remote and speculative.

     15. The fair market value of the Sovereign Bank common stock to be constructively received by Sovereign will be approximately equal to the fair market value of the Carnegie Bank common stock exchanged therefor.

     16. Sovereign has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of Sovereign Bank common stock that would reduce its ownership of Sovereign Bank common stock constructively received in the Bank Merger to a number of shares having a value, as of the effective date of such merger, of less than 50% of the value of all of the formerly outstanding Carnegie Bank common stock as of the same date.

     17. Sovereign Bank has no plan or intention to sell or otherwise dispose of the assets of Carnegie Bank acquired in the Bank Merger, except for (i) dispositions made in the ordinary course of business and (ii) transfers described in IRC Section 368(a)(2)(C).

     18.  The liabilities of Carnegie Bank assumed by Sovereign
Bank and the liabilities to which the transferred assets of Carnegie Bank are subject were incurred by Carnegie Bank in the ordinary course of its business.

     19. Following the Bank Merger, Sovereign Bank will continue the historic business of Carnegie Bank or use a significant portion of Carnegie Bank's historic business assets in a business.

     20. Sovereign, Sovereign Bank, and Carnegie Bank will pay their respective expenses, if any, incurred in connection with the Bank Merger.

     21. There is no intercorporate indebtedness existing between Sovereign Bank and Carnegie Bank that was issued, acquired, or will be settled at a discount.

     22. No two parties to the Bank Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

     23. Carnegie Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     24. The fair market value of the assets of Carnegie Bank transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     25. The total adjusted basis of the assets of Carnegie Bank transferred to Sovereign Bank will equal or exceed the sum of the liabilities assumed by Sovereign Bank plus the amount of the liabilities, if any, to which the transferred assets are subject.

     IN WITNESS WHEREOF, I have, on behalf of Sovereign and Sovereign Bank, signed this certificate as of the _____ day of __________, 1998.

                              SOVEREIGN BANCORP, INC.

                              By: ______________________________

                              Name: ____________________________

                              Title: ___________________________